UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[X] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                     INTERNATIONAL FRANCHISE SYSTEMS, INC.
                (Name of Registrant as Specified In Its Charter)

                                       N/A
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          N/A

     (2)  Aggregate number of securities to which transaction applies:

          N/A

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          N/A

     (4)  Proposed maximum aggregate value of transaction:

          N/A

     (5)  Total fee paid:

          N/A

[  ] Fee paid previously with preliminary materials.

[  ] Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:
     2)   Form, Schedule or Registration Statement No.:
     3)   Filing Party:
     4)   Date Filed:

                      INTERNATIONAL FRANCHISE SYSTEMS, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                      TO BE HELD WEDNESDAY, JULY 16, 1996


     The Annual Meeting of Shareholders of International Franchise Systems, Inc. will be held at the offices of Reed Smith Shaw & McClay at 1301 K Street, N.W., Suite 1100 East Tower, Washington, DC on Wednesday, July 16, 1997 at 10:00 a.m. for the following purposes:

     1.   To elect seven Directors for the following year;

     2.   To vote on adoption of the Company's 1997 Stock Incentive Plan;

     3. To vote on adoption of the Company's 1997 Non-Employee Director's Stock Option Plan; and

     4. To transact such other business as may properly come before the meeting.

     The Board of Directors has fixed the close of business on May 20, 1997 as the record date for the meeting. Only shareholders of record at that time are entitled to notice of and to vote at the meeting. If you are present at the meeting, you may vote in person even though you have previously delivered your proxy.

The enclosed proxy is being solicited on behalf of the Company.


                       By Order of the Board of Directors



                       H. Michael Bush
                       Secretary


SHAREHOLDERS ARE URGED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE BUSINESS REPLY ENVELOPE PROVIDED. SHAREHOLDERS WHO ARE PRESENT AT THE MEETING MAY WITHDRAW THEIR PROXY AND VOTE IN PERSON.

                     INTERNATIONAL FRANCHISE SYSTEMS, INC.

                                PROXY STATEMENT
                                 July 16, 1997


     This Proxy Statement is furnished in connection with the solicitation of proxies by the directors of International Franchise Systems, Inc. (the "Company") for use at the Annual Meeting of Shareholders to be held at the offices of Reed Smith Shaw & McClay at 1301 K Street, N.W., Suite 1100 - East Tower, Washington, DC at 10:00 a.m. on Wednesday, July 16, 1997 (the "Annual Meeting"). The proxy may be revoked at any time prior to voting thereof by notifying the persons named in the proxy of the intention to revoke, by execution and delivery of a later dated proxy or by appearing at the Annual Meeting and voting in person the shares of common stock ("Shares") to which the proxy relates. Shares will be voted in accordance with the instruction indicated in a properly executed proxy. If no instructions are indicated, such shares will be voted as recommended by the directors.

     This Proxy Statement and the enclosed proxy were mailed on or about June 7, 1997 to shareholders of record at the close of business on May 20, 1997 (the "Record Date"). The Company has mailed each Shareholder of record as of the Record Date an Annual Report that includes audited financial statements for the year ended December 29, 1996.

     The holders of a majority of the Shares entitled to vote present at the Annual Meeting in person or represented by proxies will constitute a quorum for the transaction of business. At the close of business on the Record Date, the Company had 6,727,324 Shares outstanding and entitled to vote. Each Share has one vote on all matters including those to be acted upon at the Annual Meeting.

     In the election of directors, the seven nominees receiving a plurality of the votes cast at the meeting shall be elected. Approval of all other matters to be submitted to the shareholders requires the affirmative vote of a majority of the votes cast at the Meeting. For purposes of determining the number of votes cast with respect to any voting matter, only those cast "FOR" or "AGAINST" are included. Abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present at the Meeting. Crescent Capital, Inc. ("Crescent"), the majority shareholder of the Company, has indicated that it will vote its shares "FOR" the seven nominees for director listed below. If the shares of Crescent are voted as so indicated, the election of each of the seven nominees for the Board of Directors is assured.

     The mailing address of the Company is 6701 Democracy Boulevard, Suite 300, Bethesda, MD 20817. Notices of revocation of proxies should be mailed to that address.

                         OWNERSHIP OF EQUITY SECURITIES

     The table below sets forth certain information as of March 1, 1997 regarding the beneficial ownership, as defined in regulations of the Securities and Exchange Commission, of Common Stock of (i) each person who is known to the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company's Common Stock, (ii) each director and nominee for director of the Company, and (iii) all directors and executive officers as a group. On March 1, 1997, there were 6,727,324 shares of the Company's Common Stock outstanding. Unless otherwise specified, the named beneficial owner has sole voting and investment power. The information in the table below was furnished by the persons listed. "Beneficial Ownership" as used herein has been determined in accordance with the rules and regulations of the Securities and Exchange Commission and is not to be construed as a representation that any of such shares are in fact beneficially owned by any person.


Names and Address of                Amount and Nature of          Percentage of
  Beneficial Owner                  Beneficial Ownership              Class

Crescent Capital, Inc.(1)(2)               4,700,000                 69.86%
6701 Democracy Boulevard
Suite 300
Bethesda, MD  20817

Colin Halpern                                    -0-                 -0-

H. Michael Bush                                5,000(3)               *

Gerald Halpern                                   -0-                 -0-

Melvin F. Lazar                               10,000(3)               *

Robert P. Flack                               10,000(3)               *

Kenneth R. Franklin                           10,000(3)               *

Franklen M. Abelman                           10,000(3)               *

All directors and officers
  as a group (7 persons)                      45,000                  *

* Less than 1%

     (1) Woodland Limited Partnership, a limited partnership of which Woodland Group is the General Partner, owns approximately 92% of Crescent's issued and outstanding shares of Common Stock. Woodland Group is owned one-third by Mr. Jay Halpern, one-third by Ms. Nancy Gillon and one-third by Mrs. Gail Halpern. Gail Halpern is the wife of Colin Halpern. Jay Halpern and Nancy Gillon are the children of Gail and Colin Halpern. By reason of their indirect ownership of approximately 92% of the outstanding stock of

          Crescent, Mr. Jay Halpern, Ms. Gillon and Mrs. Halpern may be deemed to have a beneficial interest in the shares owned by Crescent. Messrs. Halpern, Ms. Gillon and Mrs. Halpern disclaim beneficial ownership of such securities.

     (2) On December 18, 1992, the SEC directed by Order that an investigation be made into possible violations of certain of the federal securities laws, including laws dealing with manipulation and false disclosure, by a number of named individuals and entities, with respect to the securities of seven issuers, including Crescent, and other unnamed issuers. The investigation of Crescent was initiated prior to the time current management became affiliated with Crescent. To date, no actions have been brought against Crescent and, insofar as Crescent is aware, no actions have been brought against anyone involving the Company or its securities.

     (3) Represents options to purchase shares of Common Stock exercisable within 60 days of March 1, 1997.


                             ELECTION OF DIRECTORS

     At the Annual Meeting, seven directors are to be elected, each to hold office until the next annual meeting of Shareholders and until his or her successor is duly elected and qualified, except in the event of death, resignation or removal. Unless otherwise specified, proxies solicited hereby will be voted "FOR" the election of the nominees listed below, except that in the event any of those named should not continue to be available for election, discretionary authority may be exercised to vote for a substitute. No circumstances are presently known that would render any nominee named herein unavailable. All of the nominees are now members of the Board of Directors.

     The nominees, their ages, the year of election of each of the nominees for the Board of Directors, their principal occupations during the past five years or more, and directorships of each in public companies in addition to the Company, are as follows:

     Colin Halpern, age 60, has served as Chairman of the Board since December 1993, and served as President of the Company from December 1993 until May 1996. He also currently serves as President, Secretary, Treasurer and Director of Crescent Capital, Director of Lafayette Industries, Inc., a manufacturer of store fixtures, and President, Chief Executive Officer and Chairman of the Board of Directors of NPS Technologies Group, Inc., all of which are public companies. He has held these positions since July 1994, January 1992 and August 1983, respectively. Mr. Halpern serves as Chairman of the Board for Red Hot Concepts, a public company that operates Chili's restaurants in the United Kingdom and Australia, from June 1994 to presesnt and from June 1994 to August 1996, he served as President of Red Hot Concepts. Mr. Halpern also served as Executive Vice President of Lafayette Industries from January 1992 to December 1996. From 1985 to the present, Mr. Colin Halpern has also served as the Chairman of Universal Services Group, Inc. Mr. Colin Halpern was formerly the Chairman and Chief Executive Officer of DRC Industries, Inc., a company which, from November 1975 through October 1985, had a Budget Rent-A-Car master license agreement for the New York metropolitan area, including LaGuardia and John F. Kennedy Airports.

     In June 1991, the SEC sought and received, and NPS Technologies Group, Inc. ("NPS") consented to the entering of, an order against NPS and its officers and employees that required NPS to file certain periodic reports with the SEC that had not been timely filed and permanently restrained and enjoined NPS and such officers and employees from failing to file in proper form with the SEC accurate and complete reports required to be filed by NPS pursuant to the rules and regulations of the SEC. Mr. Colin Halpern is the President and Director of NPS, which is currently inactive. Since June 1991, certain of NPS' reports have not been timely filed by NPS and other reports have not been filed in proper form. The SEC has taken no further action against NPS or any of its officers and employees.

     H. Michael Bush, age 42, has served as Chief Financial Officer and Secretary since joining the Company in November 1995. Since May 1996, Mr. Bush has also served as Acting President. Mr. Bush is also Chief Financial Officer/Secretary for Red Hot Concepts, Inc. Prior to joining the Company, Mr. Bush worked at Mobil Oil Corporation. He served at Mobil in various financial capacities from 1980 through November 1995, including Manager of Financial Analysis, Accounting Manager and Senior Tax Planning Advisor. From 1976 through 1980, Mr. Bush worked at Unisys. Mr. Bush is a certified public accountant.

     Gerald Halpern, age 64, has served as Executive Vice President and Director of the Company since December 1993. From April 1991 through December 1993, he has served as Treasurer of Chinese Pompano, Inc., a fast food restaurant and delivery company, and is responsible for financial planning and development. He remains a director of Chinese Pompano, Inc. Mr. Gerald Halpern served as Executive Vice President of Courter & Co., a mechanical contracting firm from 1988 to 1990. Mr. Gerald Halpern also served for 11 years as President of DRC Industries. Gerald Halpern and Colin Halpern are brothers. Mr. Gerald Halpern is also a director of Live Bait.

     Melvin F. Lazar, age 57, has been an outside Director of the Company since December 1993. Mr. Lazar is the founding partner of Lazar, Levine & Company, a New York City CPA firm which is in its twenty-sixth year of operation. Mr. Lazar received a Bachelor of Business Administration degree from The City College of New York in 1960. He is a member of the American Institute of Certified Public Accountants, the New York State Society of Certified Public Accountants and is currently serving on the NYSSCPA Committee on Cooperation with Stock Exchanges and Investment Bankers as well as the Committee on Cooperation with Financial Media. Mr. Lazar has been licensed in the State of New York as a Certified Public Accountant since 1964. Mr. Lazar specializes in both litigation support services and assisting companies with merger and acquisition activities. He has assisted companies with funding requirements including venture, equity and debt financing and has serviced public and privately owned companies for over thirty years. He is also a director of Red Hot Concepts, Inc.

     Robert Pace Flack, age 59, has served as a director of the Company since February 1995. Since December 1995, he has served as Chief Executive Officer, President and Director of Kona Restaurant Group, Inc. He is also currently serving as a management consultant for business development and for the food service industry as a director of Business Development Services, a private company. From June 1989 to December 1994, Mr. Flack has held several positions and most recently served as the President and Chief Executive Officer of Sonic Industries, a NASDAQ listed, fast service, drive-in restaurant chain with over 1,300 outlets, 90% of which are franchised. He has served in senior management positions with several restaurant companies including El Chico Corporation (NASDAQ), Pizza Inn, Inc. (AMEX) and Village Kitchen Foods, Inc. Mr. Flack is a member of the National Restaurant Association and the International Franchise Association. Mr. Flack is also a director of Red Hot Concepts, Inc. and of Lincoln National Bank, Oklahoma.

     Kenneth Ronald Franklin, age 65, has served as a director of the Company since February 1995. For the past 15 years, Mr. Franklin has served as President of Franchise Developments, Inc., a consulting firm which assists start-up and existing franchisors, both public and privately owned, to structure, design and implement franchise programs. Mr. Franklin sits on the Board of Advisors of many of the companies for which he provides these services. Mr. Franklin has conducted seminars nationally and has been a featured speaker on franchising operations for numerous organizations including the International Franchise Association, Small Business Administration and Management Centre Europe. In the past, he has owned various franchised operations and currently is the owner of an Arby's franchise in St. Louis, Missouri. Mr. Franklin is a director of Safe Systems, Inc.

     Franklen Myles Abelman, age 55, has served as a director of the Company since February 1995. Mr. Abelman is currently serving as Regional General Counsel for British American Tobacco. From 1992 through 1995, Mr. Abelman has served as an independent consultant in franchising, distribution and business development to entities involved in international development, particularly with respect to operations in the Far East, Europe and the Middle East. His clients include public and privately owned companies and franchise operations such as Roasters Corporation (for which he served as Vice President - International Development through 1995), Foodmaker, Carvel, Dairy Queen, Pepsico, Inc., Medvest and Brown and Williamson. From 1983 to 1992, Mr. Abelman was employed by Pepsico, Inc. and served as Vice President and General Counsel of Kentucky Fried Chicken International where he was responsible for managing the legal department and franchising operations of the Company's international division in 65 countries. Mr. Abelman is a director of Perfect Delivery, Inc. and of Foodco International, Ltd., both private companies. Mr. Abelman is also a director of Red Hot Concepts, Inc.

Director Compensation

     Directors who are officers or employees of the Company receive no additional compensation for service as members of the Board of Directors or committees thereof. Directors who are not officers or employees of the Company receive such compensation for their services as the Board of Directors may from time to time determine. Non-employee directors receive an annual fee of $5,000 and a fee of $1,000 for each board, committee, and shareholder meeting attended. During fiscal years 1995 and 1996, non-employee directors participated in the 1995 Non-Employee Directors Stock Option Plan, which plan was adopted by the shareholders at the 1996 annual meeting of shareholders. During fiscal year 1996, Messrs. Abelman, Flack. Lazar, Franklin and Halpern each were granted an option to acquire 10,000 shares of common stock at an exercise price of $.625 under the plan. The options were granted on July 11, 1996 and are exercisable after the first anniversary of the grant for a period of ten years.



Meetings and Committees of the Board of Directors.

     The Board of Directors ("Board") held three meetings during fiscal year 1996. The compensation and Stock Option Committee (the "Compensation Committee"), which currently consists of Messrs. Lazar, Flack, Franklin and Abelman, evaluates the performance of and makes compensation recommendations for senior management and directs the administration of and makes determinations under the Company's Stock Option and Incentive plans. During fiscal year 1996, the Compensation Committee did not meet. The Company does not have a standing audit or nominating committee.

     Each director attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors held during fiscal year 1996 and
(ii) the total number of meetings held by all committees of the Board of Directors during fiscal year 1996 on which such person served.

The Board of Directors recommends a vote "FOR" the nominees set forth herein.


                             EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table sets forth the aggregate cash compensation paid by the Company for the fifty-two weeks ended December 29, 1996 to those executive officers whose salary and bonus exceeded $100,000 and the Chief Executive Officer.

                                                                                     Long-Term Compensation
                                         Annual Compensation                                   Awards

                                                                  Other        Restricted    Securities
Name and                                 Salary                  Annual(1)        Stock      Underlying      All
Principal                             Compensation   Bonus    Compensation      Award (s)      Options   Compensation
Position                      Year         ($)        ($)          ($)             ($)           (#)         ($)
Colin Halpern                 1996       96,000          0          23,283             0        10,000          0
Chairman (2)                  1995       96,000          0          56,043             0             0          0

H. Michael Bush               1996       50,000     10,000(3)        5,000             0        15,000          0
Acting President,
Chief Financial Officer,
Secretary

Gerald Halpern                1996       72,000          0          30,860             0             0          0
Executive Vice                1995       72,000          0          34,814             0             0          0
President

     (1) For 1996, Colin Halpern includes $15,840 car allowance and $7,443 for insurance and for 1995 includes $15,840 car allowance, $7443 for insurance, and $32,760 for housing allowance. For Gerald Halpern, 1996 figure includes $24,960 housing allowance and $5,900 for insurance and 1995 includes $28,914 housing allowance and $5,900 for insurance. Where no amount is given, the dollar value of perquisites paid to the named executive officer does not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported for the named executive officer.

                                      -7-

     (2) Colin Halpern has served as President from December 1993 through May 1996.

     (3)  Represents amounts paid under the Company bonus plan.

Stock Option Grants

     The following tables set forth, as to the executive officers, certain information relating to options for the purchase of Common Stock granted and exercised during fiscal year 1996 and held at the end of fiscal year 1996.

                       Option Grants in Last Fiscal Year

                                     Individual Grants

Name                Options     % of Total Options         Exercise   Expiration
                    Granted   Granted to Employees in      or Base    Date
                       (#)            Fiscal Year          Price

Colin Halpern       10,000 (1)          (1)                $ .625      7/11/06
H. Michael Bush     15,000 (2)         100%                $1.25        3/8/06
Gerald Halpern         ---             ---                   ---          ---

     (1) Represents options granted under the Company's 1995 Non-Employee Director Plan. Mr. Colin Halpern was not an executive officer of the Company at the time of grant. Such options are exercisable after the first anniversary of the grant until ten years from the date of grant.

     (2) 1/3 of such options are exercisable on the first anniversary date of the grant, 1/3 are exercisable on the second anniversary date of the grant and the remaining 1/3 are exercisable on the third anniversary date of the grant. No option is exercisable after the expiration of ten years from the date of grant.

                      Aggregated Option Exercises in Last
                      Fiscal Year and FY-End Option Values

Name                     Shares             Value          # of securities      # of securities        Value of       Value of
                         acquired on        Realized       underlying           underlying             unexercised    unexercised
                         exercise(#)        ($)            unexercised options  unexercised options    in-the-money   in-the-money
                                                           at FY-End            at FY-End              option at      option at
                                                           Exercisable          Unexercisable          FY-End (1)     FY-End (1)
                                                                                                       Exercisable    Unexercisable
Colin Halpern                 0                   0                   0              10,000                ---            ---
H. Michael Bush               0                   0               5,000              10,000                 *              *
Gerald Halpern               ---                 ---                ---                 ---                ---            ---

     * At fiscal year-end, the Company stock was trading at a price less than the option price.
     (1) Represents the difference between the option exercise price and the closing market price for the Company's Common Stock on December 29, 1996 ($.50).

                              CERTAIN TRANSACTIONS

     The Company has entered into several transactions with affiliates. The Company believes that the terms of the transactions with affiliates are on terms at least as favorable as could have been obtained from unaffiliated third parties. The Company will require that in the future, transactions with affiliates will continue to be made on terms the Company believes are at least as favorable as those obtainable from unaffiliated third parties.

Woodland Limited Partnership

     Woodland Limited Partnership ("Woodland") is a partnership controlled by members of Mr. Colin Halpern's family. Woodland owns approximately 92% of the outstanding voting stock of Crescent, the holder of approximately 70% of the voting stock of the Company. Mr. Colin Halpern is the President and sole director of Crescent. Through its ownership of the stock of Crescent, Woodland is able to control the election of directors and any other matter submitted for shareholder approval.

Crescent Capital, Inc.

     The Company has advanced funds from time to time to Crescent. As of December 29, 1996 the total amount due to the Company from Crescent for funds advanced was $1,839,325. The funds were advanced on a short-term basis and are not interest bearing. As of December 31, 1995, the total amount due the Company from Crescent was $1,369,261.

Advances to Colin Halpern

     The Company has advanced funds from time to time to Mr. Colin Halpern. At December 29, 1996, the total amount due to the Company from Mr. Colin Halpern was $125,016 reflecting a decrease of $9,135 from December 31, 1995.

                       PROPOSAL TO APPROVE THE COMPANY'S
                           1997 STOCK INCENTIVE PLAN

     On December 18, 1996, the Board of Directors of the Company adopted the International Franchise Systems, Inc. 1997 Stock Incentive Plan (the "Plan") subject to approval of shareholders being sought herein. The Plan is intended to recognize the contributions made to the Company by employees (including employees who are directors), to provide such persons with additional incentive to devote themselves to the future success of the Company, and to improve the ability of the Company to attract, retain and motivate individuals upon whom the Company's sustained growth and financial success depend. The Plan does this by providing such persons with an opportunity to acquire or increase their proprietary interests of the Company through the grant of options to acquire the Company's Common Stock. Options granted under the Plan to employees may be "incentive stock options" ("ISOs") within the meaning of Section 422(b) of the Internal Revenue Code of 1986 (the "Code"), or may be options not intended to be ISOs ("non-qualified stock options").

     The key provisions of the Plan are as follows:

     Pursuant to the Company's Stock Incentive Plan (the "Stock Plan" or the "Plan"), officers and key employees of the Company will be eligible to receive awards of stock options and limited stock appreciation rights. Options granted under the Stock Plan may be ISOs within the meaning of Section 422 of the Code, or non-qualified stock options (NQSOs"). Limited Stock Appreciation Rights ("LSARs") may be granted simultaneously with the grant of an option or, in the case of NQSOs, at any time during its term. The Company has reserved 800,000 shares of the Common Stock for issuance of awards under the Stock plan subject to anti-dilution and similar adjustments.

     The Stock Plan is administered by the Compensation Committee of the Company's Board of Directors. Subject to the provisions of the Stock Plan, the Committee will determine the type of award, when and to whom awards will be granted, and the number of shares covered by each award. The Committee also will determine the terms, provisions and kind of consideration payable (if any), with respect to awards. In addition, the Committee will have sole discretionary authority to interpret the Stock Plan and to adopt rules and regulations for administering the Plan. In determining the persons to whom awards will be granted and the number of shares covered by each award, the Committee may take into account the contribution to the management, growth and/or profitability of the business of the Company by the respective persons and such other factors as the Committee may consider relevant.

     An option may be granted on such terms and conditions as the Committee may impose, and generally may be exercised for a specified period not to exceed 10 years from the date of grant. Options must be granted with an exercise price equal to the "Fair Market Value" (as defined in the Stock plan) on the date of grant. In the case of ISOs, certain limitations will apply with respect to the aggregate value of option shares which can become exercisable for the first time during any one calendar year, and certain additional limitations will apply to "Ten Percent Stockholders" (as defined in the Stock Plan). The Committee may provide for the payment of the option price in cash, by delivery of other Common Stock having a Fair Market Value equal to such option price or by a combination of these two payment methods.

     The Company's Board of Directors may at any time suspend, amend, modify or terminate the Plan. However, unless required by the Securities Exchange Act of 1934 or approved by the Company's shareholders, no change may (i) increase the number of shares as to which options may be granted under the Plan (except for adjustments provided for in the Plan to reflect stock dividends or other recapitalizations affecting the number or kind of outstanding shares), (ii) change in any way the class of employees eligible to receive ISOs under the Plan, (iii) extend the duration of the Plan, or (iv) become effective if advance shareholder approval is required by law, regulation, rule or order. In addition, no such change may adversely affect any option previously granted, except with the written consent of the optionee or as required by law.

     Taxation of ISOs. In general, a recipient of an ISO will not recognize taxable income upon either the grant or exercise of the ISO. Instead, the option holder will recognize long-term capital gain or loss on the disposition of the shares acquired under an ISO, so long as the option holder does not dispose of those shares within two years from the date the ISO was first granted or within one year after the shares were transferred to such option holder. Currently for regular federal income tax purposes, long-term capital gain is taxed at a maximum rate of 28%, while ordinary income may be subject to a maximum rate of 39.6%. If the option holder satisfies both the foregoing holding periods, the Company will not be entitled to a deduction by reason of the grant or exercise of an ISO.

     As a general rule, if the option holder disposes of the shares acquired through the exercise of an ISO before satisfying the holding period requirements (a "disqualifying disposition"), the gain recognized by the option holder on the disqualifying disposition will be taxed as ordinary income to the extent of the difference between (a) the lesser of the fair market value of the shares on the date of exercise or the amount received for the shares in the disqualifying disposition, and (b) the adjusted basis of the shares. The Company also will be entitled to an income tax deduction in that amount. The gain (if any) in excess of the amount recognized as ordinary income on a disqualifying disposition will be long-term or short-term capital gain, depending on the length of time the option holder held the shares prior to the disposition.

     The amount by which the fair market value of a share at the time of exercise exceeds the option price will be included in the computation of the option holder's "alternative minimum taxable income" in the year the option holder exercises the ISO. Currently, the maximum alternative minimum tax rate is 28%. If an option holder pays alternative minimum tax with respect to the exercise of an ISO, the amount of the tax paid will be allowed as a credit against regular tax liability in subsequent years.

     Taxation of Non-Qualified Stock Options. A recipient of a non-qualified stock option will not recognize taxable income at the time of grant, and the Company will not be allowed a deduction by reason of the grant. Instead, the option holder will recognize ordinary income in the taxable year in which the option holder exercises the non-qualified stock option, in an amount equal to the excess of the fair market value of the shares received upon exercise at the time of exercise of such options over the option price of the option. The Company will also be entitled to an income tax deduction in that amount. Upon disposition of the shares acquired under an option, an option holder will recognize long-term or short-term capital gain or loss, depending upon the length of time the shares were held prior to disposition, equal to the difference between the amount realized on disposition and the option holder's basis in a share subject to the option (which ordinarily would be the fair market value of the option shares on the date the option was exercised).

     Summary of Benefits under the Stock Incentive Plan. It is not possible to state the number of options or awards that may be granted in the future to any particular individual. No options were granted under the Plan during the last fiscal year.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" APPROVAL OF THE ABOVE PROPOSAL.

                       PROPOSAL TO APPROVE THE COMPANY'S
                 1997 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

     On December 18, 1996, the Board of Directors of the Company adopted International Franchise Systems, Inc. 1997 Non-Employee Directors Stock Option Plan (the "Plan") subject to approval of shareholders being sought herein. The Plan is intended to promote the long-term success of the Company by creating a long-term mutuality of interests between the non-employee directors and the Company's stockholders and to provide a means through which the Company may attract able persons to serve as Directors. The Plan does this by providing to such Directors options to acquire the Company's Common Stock. Options granted to non-employee directors under the Plan will be non-qualified stock options.

     The key provisions of the Plan are as follows:

     Pursuant to the Company's Plan, on the first business day of each calendar quarter, each Director who is not then an employee of the Company or any of its subsidiaries (a "Non-Employee Director" or "grantee") is automatically granted a "nonstatutory stock option" (i.e., a stock option which does not qualify under Sections 422 or 423 of the Internal Revenue Code of 1986 (the "Code")) to purchase 5,000 shares of Company Common Stock (subject to anti-dilution and similar adjustments). The aggregate number of shares which may be issued or delivered and as to which grants of stock options may be made under the Plan is 300,000 shares of the Common Stock, $.01 par value, of the Company subject to anti-dilution and similar adjustments.

     The Plan is administered by the Compensation Committee of the Company's Board of Directors. The Committee has full discretionary authority to interpret the Plan and prescribe such rules, regulations and procedures for the administration of the Plan as it may deem necessary or advisable. However, the Committee does not have any discretion as to the selection of the Directors to whom stock options are to be granted, the timing of such grants, the number of shares subject to any stock option, the exercise price of any stock option, the periods during which any stock option may be exercised and the term of any stock option.

     The terms and conditions of the grant of stock options are set forth in the Plan. Each stock option generally is exercisable after the first anniversary of the grant of such option and no stock option is exercisable after the expiration of ten years from the date of grant. The purchase price at which each stock option may be exercised (the "option price") must be one hundred percent (100%) of the fair market value (as defined in the Plan) of the Common Stock on the date of grant. The Committee may provide for the payment of the option price in cash, by delivery of other Common Stock having a Fair Market Value equal to such option price or by a combination of these two methods.

     The Company's Board of Directors may at any time suspend, amend, modify or terminate the Plan. However, unless required by the Securities Exchange Act of 1934, no such change may be made without shareholder approval where such approval is required by law, regulation, rule or order. In addition, no such change may adversely affect any option previously granted, except with the written consent of the optionee or as required by law.

     Taxation of Non-qualified Stock Options. A recipient of a non-qualified stock option will not recognize taxable income at the time of grant, and the Company will not be allowed a deduction by reason of the grant. Instead, an option holder will recognize ordinary income in the taxable year in which the option holder exercises the non-qualified stock option, in an amount equal to the excess of the fair market value of the shares received upon exercise at the time of exercise of such options over the option price of the option. The Company also will be entitled to an income tax deduction in that amount. Upon disposition of the shares acquired under an option, the option holder will recognize long-term or short-term capital gain or loss (depending upon the length of time the shares were held prior to disposition), equal to the difference between the amount realized on disposition and the option holder's basis in the shares subject to the option (which ordinarily would be the fair market value of the shares subject to the option on the date the option was exercised).

     Summary of Benefits under the Plan. It is not possible to state the number of options or awards that may be granted in the future to any particular individual. No options were granted under the Plan during the last fiscal year.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" APPROVAL OF THE ABOVE PROPOSAL.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Company from its inception has engaged the firm of Moore Stephens, P.C. (formerly Mortenson and Associates, P.C.) as its independent public accountants, and the Board of Directors has selected Moore Stephens, P.C. as auditors of the Company for 1997.

     A representative of Moore Stephens, P.C. will be present at the Annual Meeting, and will be given the opportunity to make any statement he desires to make and will be available to respond to questions.

                                 OTHER MATTERS

     Management does not know of other matters which are likely to be brought before the meeting. However, in the event that any other matters properly come before the Annual Meeting, the persons named in the enclosed proxy are expected to vote the Shares represented by such proxy on such matters in accordance with their best judgment.

     The cost of preparing, assembling and mailing this Proxy Statement, the Notice of Meeting and the enclosed proxy is to be borne by the Company.

     In addition to the solicitation of proxies by the use of the mails, the Company may utilize some of its officers and employees (who will receive no compensation in addition to their regular salaries) to solicit proxies personally and by telephone. The Company does not currently intend to retain a solicitation firm to assist in the distribution of proxy statements and the solicitation of proxies. The Company may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the Proxy Statement to their principals and to request authority for the execution of proxies, and will reimburse such persons for their expenses in so doing.

                            SHAREHOLDERS' PROPOSALS

     Any proposal which a Shareholder intends to present at the Company's 1998 Annual Meeting of Shareholders must be received by the Company no later than December 15, 1997 in order to be included in the Company's Proxy Statement and form of proxy relating to that meeting.

     The Company will provide Shareholders, without charge, a copy of the Company's Annual Report on Form 10-KSB filed with the Securities and Exchange Commission for the year ended December 29, 1996, including the financial statements and schedules attached thereto, upon written request to Mr. H. Michael Bush, at International Franchise Systems, Inc., 6701 Democracy Boulevard, Suite 300, Bethesda, MD 20817

                                 By order of the Board of Directors



                                 H. Michael Bush
                                 Secretary
June 7, 1997

             Proxy for Annual Meeting of Shareholders July 16, 1997

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of International Franchise Systems, Inc. appoints Gerald Halpern, Melvin F. Lazar and Colin Halpern, and each of them, with full power of substitution, as proxy to vote all shares of the undersigned in International Franchise Systems, Inc. at the Annual Meeting of Shareholders to be held on Wednesday, July 16, 1997 and at any adjournment thereof, with like effect and as if the undersigned were personally present and voting, upon the following matters:

1.   To elect seven Directors


  /  / FOR all nominees listed below       /   / WITHHOLD AUTHORITY
(except as marked to the contrary below) (to vote for all nominees listed below)


(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line though the nominee's name in the list below)

Colin Halpern      H. Michael Bush         Gerald Halpern       Melvin F. Lazar
Robert P. Flack    Kenneth R. Franklin     Franklen M. Abelman


2.   To approve the International  Franchise Systems,  Inc. 1997 Stock Incentive
     Plan

                   /   /  FOR    /   / AGAINST     /   / ABSTAIN


To  approve  the  International   Franchise  Systems,   Inc.  1997  Non-Employee
Director's Stock Option Plan

                   /   /  FOR    /   / AGAINST     /   / ABSTAIN


4. Such other matters as may properly come before the meeting at the discretion of the proxy holders.

                  (Continued and to be signed on reverse side)

                         (Continued from reverse side)

PROXIES WILL BE VOTED AS DIRECTED OR SPECIFIED. IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED (1) FOR THE NOMINATED DIRECTORS, (2) FOR THE PROPOSAL TO APPROVE THE 1997 STOCK INCENTIVE PLAN, (3) FOR THE PROPOSAL TO APPROVE THE 1997 NON-EMPLOYEE DIRECTOR'S STOCK OPTION PLAN, AND (4) FOR OR AGAINST ANY OTHER MATTERS THAT PROPERLY COME BEFORE THE MEETING AT THE DISCRETION OF THE PROXY HOLDER.


                                   Dated:     , 1997



                                    Signature of Shareholder


                                    Signature of Shareholder


SIGNATURE(S) MUST CORRESPOND EXACTLY WITH NAME(S) AS IMPRINTED HEREON. When signing as attorney, executor, administrator, trustee or guardian, please give the full title as such, and if the signer is a corporation, please sign with the full corporate name by a duly authorized officer. If stock is held in the name of more than one person, all named holders must sign the proxy.